                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES



ENTITY                                                                                    STATE OF
NUMBER             NAME OF ENTITY                                                       ORGANIZATION
------             --------------                                                       ------------

1.                 ACI Mechanical, Inc.                                                  Delaware
2.                 ACI Mechanical USA, Inc. (formerly Comfort Systems USA
                   (Oregon), Inc.)
3.                 ARC Comfort Systems USA, Inc. (formerly American Refrigeration        Delaware
                   Contractors, Inc.)
4.                 Accurate Air Systems, L.P.                                            Texas
5.                 Accu-Temp GP, Inc.                                                    Delaware
6.                 Accu-Temp LP, Inc.                                                    Delaware
7.                 Accu-Temp, LLC                                                        Indiana
8.                 Air Solutions USA, Inc.                                               Delaware
9.                 Air Temp, Inc.                                                        Delaware
10.                American Refrigeration Contractors, Inc. (Name Hold)                  California
11.                Atlas-Accurate Holdings, L.L.C.                                       Delaware
12.                Atlas Air Conditioning Company, L.P.                                  Texas
13.                Batchelor's Mechanical Contractors, Inc.                              Alabama
14.                BCM Controls Corporation                                              Massachusetts
15.                CEL, Inc. (Casey Electric)                                            Delaware
16.                Central Mechanical, Inc.                                              Delaware
17.                Climate Control, Inc. (formerly Comfort Systems USA (South            Delaware
                   Boston), Inc.)
18.                Comfort Systems USA (Arkansas), Inc. (formerly River City             Delaware
                   Mechanical, Incorporated)
19.                Comfort Systems USA (Baltimore), Inc.                                 Delaware
20.                Comfort Systems USA (Bowling Green), Inc. (formerly Southern          Delaware
                   Bluegrass Mechanical, Inc.
21.                Comfort Systems USA (Bristol), Inc. (formerly Fred Hayes              Delaware
                   Mechanical Contractors, Inc.-Delaware)
22.                Comfort Systems USA (Cleveland), Inc.  (formerly Tech Heating         Ohio
                   and Air Conditioning, Inc..)
23.                Comfort Systems USA (Florida), Inc. (formerly The Drake               Florida
                   Corporation--All Temp Services, Inc. merged into it)
24.                Comfort Systems USA G.P., Inc.                                        Delaware
25.                Comfort Systems USA (Hartford), Inc. (formerly The Harvey
                   Robbin Company)
26.                Comfort Systems USA (Intermountain), Inc. (formerly Contract          Utah
                   Service, Inc merged with Freeway Heating & Air Conditioning,
                   Inc.)
27.                Comfort Systems USA National Service Organization, Inc.               Delaware
28.                Comfort Systems USA (Syracuse), Inc. (formerly Armani Plumbing        New York
                   & Mechanical, Inc.)
29.                Comfort Systems USA (Western Michigan), Inc. (reorganization          Michigan
                   of River City Mechanical, Inc. and H&H Plumbing & Heating,
                   Inc.)
30.                Comfort Systems USA (Texas), L.P.                                     Texas
31.                Comfort Systems USA (Twin Cities), Inc. (formerly EDS,                Minnesota
                   Inc./Energy Development Services)

                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES



ENTITY                                                                                    STATE OF
NUMBER             NAME OF ENTITY                                                       ORGANIZATION
------             --------------                                                       ------------

32.                CS44 Acquisition Corp. [Edmonds/Service Refrigeration]                Delaware
33.                CS53 Acquisition Corp. (Mgm Member Atlas-Accurate)                    Delaware
34.                Design Mechanical Incorporated                                        Delaware
35.                Eastern Heating & Cooling, Inc.                                       New York
36.                Eastern Refrigeration Co., Inc.                                       New York
37.                ESS Engineering, Inc.                                                 Delaware
38.                FIX Reinsurance Corporation                                           Vermont
39.                Fred Hayes Mechanical Contractors, Inc. (Name Hold)                   Virginia
40.                Gulfside Mechanical, Inc.                                             Delaware
41.                H & M Mechanical, Inc.                                                Delaware
42.                Helm Corporation                                                      Colorado
43.                Helm Corporation San Diego                                            California
44.                Hess Mechanical Corporation                                           Delaware
45.                Industrial Cooling Inc.                                               Delaware
46.                J & J Mechanical, Inc.                                                Kentucky
47.                James Air Conditioning Enterprise Inc.                                Puerto Rico
48.                Martin Heating, Inc.                                                  Wyoming
49.                MDC Service Corporation (Name Hold)                                   California
50.                Mechanical Service Group, Inc. [Page]                                 Delaware
51.                Mechanical Technical Services, L.P.                                   Texas
52.                MJ Mechanical Services, Inc.                                          Delaware
53.                Neel Mechanical Contractors, Inc.                                     Delaware
54.                North American Mechanical, Inc.                                       Delaware
55.                OK Sheet Metal and Air Conditioning, Inc.                             Delaware
56.                Plant Services Incorporated                                           Iowa
57.                Quality Air Heating & Cooling, Inc.                                   Michigan
58.                S&K Air Conditioning Co., Inc.                                        Georgia
59.                S. I. Goldman Company, Inc.                                           Delaware
60.                S.M. Lawrence Company, Inc.                                           Tennessee
61.                SA Associates, Inc. (fka Salmon & Alder, Inc.)                        Utah
62.                Salmon & Alder, LLC                                                   Utah
63.                Seasonair, Inc.                                                       Maryland
64.                Sheren Plumbing & Heating, Inc.                                       Delaware
65.                Standard Heating & Air Conditioning Company                           Alabama
66.                Superior Mechanical Systems, Inc. (formerly Superior Heating          Delaware
                   and Sheet Metal Company)
67.                Target Construction, Inc.                                             Delaware
68.                Temp-Right Service, Inc.                                              Delaware
69.                The Capital Refrigeration Company                                     Delaware
70.                Tri-City Mechanical, Inc.                                             Arizona

                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES



ENTITY                                                                                    STATE OF
NUMBER             NAME OF ENTITY                                                       ORGANIZATION
------             --------------                                                       ------------

71.                United Environmental Services, L.P.                                   Texas
72.                Weather Engineering, Inc.                                             Delaware
73.                Western Building Services, Inc.                                       Colorado